SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-33513



                          Date of Report: June 3, 2009




                             GS ENVIROSERVICES, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                                                             20-8563731
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                 10119
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 (Address of principal executive offices)                            (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)


14B Jan Sebastian Drive, Sandwich, MA 02563                               02563
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                  (Former Address if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01         ENTRY INTO MATERIAL DEFINTIVE AGREEMENT
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02         UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Change in Management

Effective on June 3, 2009, James Green resigned from his position as Chief Executive Officer and sole member of the Registrant's Board of Directors. Effective on the same date, Doris Christiani resigned from her position as the Registrant's Chief Financial Officer. At the same time, the Board of Directors elected Kevin Kreisler to serve as sole member of the Board of Directors and as Chief Executive Officer and Chief Financial Officer. Information regarding Mr. Kreisler follows:

     Kevin Kreisler has been employed as chief executive officer of GreenShift Corporation (OTCBB: GERS) since 2002 as well as other managerial positions since 1998. Mr. Kreisler is Chairman of EcoSystem Corporation (OTCBB: ESYM) and Chairman of Carbonics Capital Corporation (OTCBB: CICS). Mr. Kreisler was employed as Chairman and Chief Financial Officer of GS EnviroServices, Inc. from May 2005 until January 2008. Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management
     (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey.


Exchange Agreement

Pursuant to an Exchange Agreement dated June 3, 2009 James Green delivered to the Registrant 7,000,000 shares of the Registrant's common stock (the "Exchange Shares"). In exchange for the Exchange Shares, the Registrant issued to Mr. Green a Convertible Debenture and agreed to issue one million shares of Series A Preferred Stock, when authorized.

The Convertible Debenture is in the principal amount of $240,000, although payment of $24,000 against that principal obligation was made by the Registrant immediately. The remaining principal is payable with 12% per annum interest in monthly payments of $38,561.58 commencing in October 2009, with the final payment due on February 26, 2010. Interest is payable in cash or in shares of the Registrant's common stock, at the Registrant's option. The holder may convert the principal amount and accrued interest into common stock of the Registrant at a conversion price equal to 90% of the lowest closing market price during the 20 trading days preceding conversion, but may not convert into shares that would cause it to own more than 4.99% of the outstanding shares of the Registrant.

In the Exchange Agreement, the Registrant undertook to amend its Certificate of Incorporation to authorize the Series A Preferred Stock. The Series A Preferred Stock, when authorized and issued, will provide the holder with the right to cast votes at meetings of the shareholders or by written consent equal to 51% of the voting power of the outstanding shares.

The Registrant is holding the Exchange Shares in escrow. The Exchange Shares will not be cancelled until the Series A Preferred Stock is issued.


Transfer of Control

On June 3, 2009 James Green transferred to Viridis Capital, LLC his beneficial interest in the Exchange Shares, including his right to receive the Series A Preferred Stock in exchange for the Exchange Shares. Kevin Kreisler, the newly appointed CEO of the Registrant, is the sole member of Viridis Capital, LLC.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a Exchange   Agreement  dated  June  3,  2009  between  James  Green  and  GS
     EnviroServices, Inc.

10-b Convertible Debenture due February 26, 010 issued to James Green



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  July 6, 2009         GS ENVIROSERVICES, INC.

                             By: /s/ Kevin Kreisler
                             -----------------------------------
                                     Kevin Kreisler
                                     Chief Executive Officer